TRUEBLUE REPORTS FISCAL THIRD QUARTER 2017 RESULTS
Board Authorizes $100 Million Share Repurchase

TACOMA, WA-October 30, 2017-- TrueBlue, Inc. (NYSE:TBI) announced today its fiscal third quarter 2017 results.

Revenue was $661 million, a decrease of 5 percent, compared to revenue of $697 million in the fiscal third quarter of 2016. Excluding the previously disclosed reduction in the scope of services provided to the company's former largest customer, revenue declined by 2 percent. Net income per diluted share was $0.51 compared to $0.56 in the fiscal third quarter of 2016. Adjusted net income per diluted share1 was $0.60 compared to $0.72 in the fiscal third quarter of 2016.

“We are encouraged by this quarter’s revenue results,” TrueBlue CEO Steve Cooper said. “We saw improving revenue trends across all of our segments and double-digit growth in our PeopleScout business. These trends combined with the continued progress of our digital strategy position us well for future revenue growth. We are committed to driving higher shareholder returns through organic revenue growth strategies and share repurchases.”

The company also announced that its Board of Directors authorized a $100 million stock repurchase program. “The company is producing strong cash flow and the balance sheet is in great shape,” TrueBlue CFO Derrek Gafford said. “The new share authorization demonstrates our desire to return more cash to shareholders and our confidence in the long-term outlook for our business.”

2017 Outlook

The company estimates revenue for the fiscal fourth quarter of 2017 will range from $660 million to $675 million. It also expects net income per diluted share will range from $0.36 to $0.41. Adjusted net income per diluted share is expected to be $0.45 to $0.50.

The fiscal fourth quarter of 2016 included a 14th week and two additional days from moving the week-ending date from Friday to Sunday. On a GAAP basis our fourth quarter revenue outlook represents a decline of 8% to 10% while on a comparable basis2, the revenue outlook represents a decline of 1% to 3%. The additional nine days in the fiscal fourth quarter of 2016 generated $56 million of revenue, $0.04 of net income per diluted share, and $0.05 of adjusted net income per diluted share.

Management will discuss third quarter 2017 results on a webcast at 2 p.m. PT (5 p.m. ET), today, Monday, Oct. 30. The webcast can be accessed on TrueBlue’s website: www.trueblue.com.

About TrueBlue:

TrueBlue (NYSE: TBI) is a leading provider of specialized workforce solutions that help clients create growth, improve efficiency and increase reliability. TrueBlue connected over 815,000 people with work during 2016 in a wide variety of industries through its PeopleReady segment offering industrial staffing services, PeopleManagement segment offering onsite workforce management, and PeopleScout segment offering Recruitment Process Outsourcing (RPO) and Managed Service Provider (MSP) solutions. Learn more at www.trueblue.com.

1 See the financial statements accompanying the release and the company’s website for more information on non-GAAP terms.
2 The comparable period in 2016 excludes the first week (ended Sept. 30) of the fourth quarter and the two additional days associated with the change in week-ending date.

Forward-looking Statements

This release contains forward-looking statements relating to our plans and expectations, all of which are subject to risks and uncertainties. Such statements are based on management’s expectations and assumptions as of the date of this release and involve many risks and uncertainties that could cause actual results to differ materially from those expressed or implied in our forward-looking statements. We presently consider the following to be among important factors that could cause actual results to differ materially from the company’s expectations: (1) national and global economic conditions, (2) our ability to attract and retain customers, (3) our ability to maintain profit margins, (4) new laws and regulations that could have a material effect on our operations or financial results, and (5) our ability to successfully complete and integrate acquisitions. Other information regarding factors that could materially affect our results is included in our SEC filings, including the company's most recent reports on Forms 10-K and 10-Q, copies of which may be obtained by visiting our website at www.trueblue.com under the Investor Relations section or the SEC's website at www.sec.gov. We assume no duty to update or revise any forward-looking statements contained in this release.

Contact:

Derrek Gafford, EVP & CFO
253-680-8214

TRUEBLUE, INC.
SUMMARY CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	13 Weeks Ended		39 Weeks Ended
(in thousands, except per share data)	Oct 1, 2017	Sep 23, 2016	Oct 1, 2017	Sep 23, 2016
Revenue from services	$660,780	$697,097	$1,839,146	$2,015,689
Cost of services	488,761	518,702	1,372,418	1,516,858
Gross profit	172,019	178,395	466,728	498,831
Selling, general and administrative expense	131,552	134,679	378,150	401,090
Depreciation and amortization	11,189	11,690	34,650	34,673
Goodwill and intangible asset impairment charge	—	4,275	—	103,544
Income (loss) from operations	29,278	27,751	53,928	(40,476)
Interest and other income (expense), net	(219)	(867)	10	(2,773)
Income (loss) before tax expense	29,059	26,884	53,938	(43,249)
Income tax expense (benefit)	7,838	3,455	14,909	(9,911)
Net income (loss)	$21,221	$23,429	$39,029	$(33,338)

Net income (loss) per common share:
Basic	$0.52	$0.56	$0.94	$(0.80)
Diluted	$0.51	$0.56	$0.94	$(0.80)

Weighted average shares outstanding:
Basic	41,046	41,762	41,420	41,651
Diluted	41,276	42,056	41,671	41,651

TRUEBLUE, INC.
SUMMARY CONSOLIDATED BALANCE SHEETS
(Unaudited)

(in thousands)	Oct 1, 2017	Jan 1, 2017
Assets
Cash and cash equivalents	$35,055	$34,970
Accounts receivable, net	380,473	352,606
Other current assets	24,868	40,227
Total current assets	440,396	427,803
Property and equipment, net	63,079	63,998
Restricted cash and investments	244,173	231,193
Goodwill and intangible assets, net	336,734	349,894
Other assets, net	47,968	57,557
Total assets	$1,132,350	$1,130,445

Liabilities and shareholders' equity
Current portion of long-term debt	$23,422	$2,267
Other current liabilities	224,785	248,868
Long-term debt, less current portion	111,408	135,362
Other long-term liabilities	228,962	218,769
Total liabilities	588,577	605,266
Shareholders' equity	543,773	525,179
Total liabilities and shareholders' equity	$1,132,350	$1,130,445

TRUEBLUE, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	39 Weeks Ended
(in thousands)	Oct 1, 2017	Sep 23, 2016
Cash flows from operating activities:
Net income (loss)	$39,029	$(33,338)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	34,650	34,673
Goodwill and intangible asset impairment charge	—	103,544
Provision for doubtful accounts	6,321	6,361
Stock-based compensation	6,161	7,443
Deferred income taxes	4,890	(23,874)
Other operating activities	2,563	5,603
Changes in operating assets and liabilities, net of effects of acquisition of business:
Accounts receivable	(34,198)	102,722
Income tax receivable	12,788	4,018
Other assets	6,306	(3,563)
Accounts payable and other accrued expenses	(784)	(3,764)
Accrued wages and benefits	(176)	(3,254)
Workers’ compensation claims reserve	1,985	11,938
Other liabilities	1,086	4,740
Net cash provided by operating activities	80,621	213,249
Cash flows from investing activities:
Capital expenditures	(16,303)	(17,766)
Acquisition of business	—	(71,863)
Change in restricted cash and cash equivalents	8,623	732
Purchases of restricted investments	(36,015)	(35,940)
Maturities of restricted investments	15,042	12,273
Net cash used in investing activities	(28,653)	(112,564)
Cash flows from financing activities:
Purchases and retirement of common stock	(29,371)	—
Net proceeds from stock option exercises and employee stock purchase plans	1,179	1,183
Common stock repurchases for taxes upon vesting of restricted stock	(2,956)	(2,692)
Net change in revolving credit facility	(1,099)	(104,586)
Payments on debt	(1,700)	(1,700)
Payment of contingent consideration at acquisition date fair value	(18,300)	—
Other	—	20
Net cash used in financing activities	(52,247)	(107,775)
Effect of exchange rate changes on cash and cash equivalents	364	2,090
Net change in cash and cash equivalents	85	(5,000)
Cash and cash equivalents, beginning of period	34,970	29,781
Cash and cash equivalents, end of period	$35,055	$24,781

TRUEBLUE, INC.
NON-GAAP FINANCIAL MEASURES AND NON-GAAP RECONCILIATIONS

In addition to financial measures presented in accordance with GAAP, we monitor other non-GAAP financial measures that we use to manage our business, make planning decisions, allocate resources, and utilize as performance measures in our executive compensation plan. These key financial measures provide an additional view of our operational performance and provide useful information that we use to manage and grow our business. The presentation of these non-GAAP financial measures is used to enhance the understanding of certain aspects of our financial performance. It is not meant to be considered in isolation, superior to, or as a substitute for the directly comparable financial measures prepared in accordance with U.S. GAAP, and may not be comparable to similarly titled measures of other companies.

Non-GAAP Measure	Definition	Purpose of Adjusted Measures
EBITDA and Adjusted EBITDA
EBITDA excludes from Net income the effects of:
- interest expense,
- income taxes, and
- depreciation and amortization.

Adjusted EBITDA, further excludes the effects of:
- acquisition/integration and other costs,
- goodwill and intangible asset impairment charge, and
- Work Opportunity Tax Credit third-party processing fees.

- Enhances comparability on a consistent basis and provides investors with useful insight into the underlying trends of the business.

- Is used by management to assess performance and effectiveness of our business strategies by excluding certain non-cash charges.

- Provides a measure, among others, used in the determination of incentive compensation for management.

Adjusted net income and Adjusted net income, per diluted share
Net income and Net income per diluted share, excluding the effects of:
- acquisition/integration and other costs,
- goodwill and intangible asset impairment charge,
- amortization of intangibles of acquired businesses, as well as accretion expense related to acquisition earn-out,
- tax effect of each adjustment to U.S. GAAP Net income, and
- adjusted income taxes to the expected ongoing effective tax rate.

- Enhances comparability on a consistent basis and provides investors with useful insight into the underlying trends of the business.

- Is used by management to assess performance and effectiveness of our business strategies by excluding certain non-cash charges.

1.	RECONCILIATION OF U.S. GAAP NET INCOME TO ADJUSTED NET INCOME AND ADJUSTED NET INCOME, PER DILUTED SHARE
(Unaudited)

	13 Weeks Ended*
(in thousands, except for per share data)	Oct 1, 2017	Sep 23, 2016	Q4 2017 Outlook
Net income	$21,221	$23,429	$14,500	—	$16,700
Acquisition/integration and other costs (1)	—	4,842	—
Goodwill and intangible asset impairment charge (2)	—	4,275	—
Amortization of intangible assets of acquired businesses (3)	5,353	6,831	5,300
Tax effect of adjustments to net income (4)	(1,499)	(4,465)	(1,500)
Adjust income taxes to normalized effective rate (5)	(299)	(4,073)	—
Adjusted net income	$24,776	$30,839	$18,300	—	$20,500

Adjusted net income, per diluted share	$0.60	$0.72	$0.45	—	$0.50

Diluted weighted average shares outstanding	41,276	42,056	40,800
* Totals may not sum due to rounding

2.	RECONCILIATION OF U.S. GAAP NET INCOME TO EBITDA AND ADJUSTED EBITDA
(Unaudited)

	13 Weeks Ended*
(in thousands)	Oct 1, 2017	Sep 23, 2016	Q4 2017 Outlook
Net income	$21,221	$23,429	$14,500	—	$16,700
Income tax expense	7,838	3,455	5,600	—	6,500
Interest and other expense, net	219	867	—
Depreciation and amortization	11,189	11,690	11,000
EBITDA	40,467	39,441	31,100	—	34,100
Acquisition/integration and other costs (1)	—	4,842	—
Goodwill and intangible asset impairment charge (2)	—	4,275	—
Work Opportunity Tax Credit processing fees (6)	180	754	200
Adjusted EBITDA	$40,647	$49,312	$31,300	—	$34,300
* Totals may not sum due to rounding

3.	RECONCILIATION OF U.S. GAAP REVENUE TO REVENUE EXCLUDING THE COMPANY'S FORMER LARGEST CUSTOMER
(Unaudited)

Due to a previously announced reduction in the scope of services with its former largest customer, the company is providing results excluding this customer to help investors assess the company's underlying results with prior periods.

	13 Weeks Ended
(in thousands)	Oct 1, 2017	Sep 23, 2016
Revenue from services	$660,780	$697,097
Former largest customer revenue	(11,393)	(31,891)
Revenue excluding former largest customer	$649,387	$665,206

(1)
Acquisition/integration costs related to the acquisition of the recruitment process outsourcing business of Aon Hewitt, which was completed on January 4, 2016. In addition, other charges include costs associated with our exit from the Amazon delivery business of $1.8 million and branch signage write-offs of $1.6 million due to our re-branding to PeopleReady in the third quarter of 2016.

(2)
The Goodwill and intangible asset impairment charge for the thirteen weeks ended September 23, 2016, relates to the CLP and Spartan reporting unit trade names/trademarks of $4.3 million that were written-off due to the re-branding of PeopleReady.

(3)Amortization of intangible assets of acquired businesses as well as accretion expense related to the SIMOS acquisition earn-out.

(4)Total tax effect of each of the adjustments to U.S. GAAP Net income per diluted share using the ongoing rate of 28%.

(5)Adjusts the effective income tax rate to the expected ongoing rate of 28%.

(6)
These third-party processing fees are associated with generating the Work Opportunity Tax Credits, which are designed to encourage employers to hire workers from certain targeted groups with higher than average unemployment rates and reduce our income taxes.

TRUEBLUE, INC.
SEGMENT INFORMATION

1.SEGMENT DATA
(Unaudited)

	13 Weeks Ended
(in thousands)	Oct 1, 2017	Sep 23, 2016
Revenue from services:
PeopleReady	$414,995	$435,783
PeopleManagement	196,835	216,834
PeopleScout	48,950	44,480
Total company	660,780	697,097

Adjusted Segment EBITDA (1):
PeopleReady	$28,752	$40,789
PeopleManagement	6,940	5,292
PeopleScout	10,277	8,358
Total Adjusted Segment EBITDA	45,969	54,439
Corporate unallocated expense (2)	(5,322)	(5,127)
Total company Adjusted EBITDA	40,647	49,312
Acquisition/integration and other costs (3)	—	(4,842)
Goodwill and intangible asset impairment charge (4)	—	(4,275)
Work Opportunity Tax Credit processing fees (5)	(180)	(754)
EBITDA	40,467	39,441
Depreciation and amortization	(11,189)	(11,690)
Interest and other income (expense), net	(219)	(867)
Income before tax expense	29,059	26,884
Income tax expense	(7,838)	(3,455)
Net income	$21,221	$23,429

2.SEGMENT EBITDA RECONCILIATION TO ADJUSTED SEGMENT EBITDA
(Unaudited)

	13 Weeks Ended
	Oct 1, 2017			Sep 23, 2016 (2)
(in thousands)	PeopleReady	PeopleManagement	PeopleScout	PeopleReady	PeopleManagement	PeopleScout
Segment EBITDA (1)	$28,572	$6,940	$10,277	$34,100	$3,520	$8,358
Acquisition/integration and other costs (3)	—	—	—	1,660	1,772	—
Goodwill and intangible asset impairment charge (4)	—	—	—	4,275	—	—
Work Opportunity Tax Credit processing fees (5)	180	—	—	754	—	—
Adjusted Segment EBITDA (1)	$28,752	$6,940	$10,277	$40,789	$5,292	$8,358

(1)
Segment earnings before interest, taxes, depreciation and amortization ("Segment EBITDA") is a primary measure of segment performance. Segment EBITDA includes net sales to third parties, related cost of sales, selling, general and administrative expenses, and goodwill and intangible asset impairment charge directly attributable to the reportable segment together with certain allocated corporate general and administrative expenses. Segment EBITDA excludes unallocated corporate general and administrative expenses. Adjusted Segment EBITDA is a non-GAAP financial measure and further excludes acquisition/integration and other costs, goodwill and intangible asset impairment charge, and Work Opportunity Tax Credit third-party processing fees. Adjusted Segment EBITDA is a key measure used by management to assess performance and, in our opinion, enhances comparability and provides investors with useful insight into the underlying trends of the business. Adjusted Segment EBITDA should not be considered a measure of financial performance in isolation or as an alternative to Income from operations in the Consolidated Statements of Operations in accordance with U.S. GAAP, and may not be comparable to similarly titled measures of other companies.

(2)
Beginning in the fourth quarter of 2016, we changed our methodology for allocating certain corporate costs to our segments, which decreased our corporate unallocated expenses. We have adjusted the prior year amounts to reflect this change for consistency purposes.

(3)
Acquisition/integration costs related to the acquisition of the recruitment process outsourcing business of Aon Hewitt, which was completed on January 4, 2016. In addition, other charges include costs associated with our exit from the Amazon delivery business of $1.8 million and branch signage write-offs of $1.6 million due to our re-branding to PeopleReady in the third quarter of 2016.

(4)
The Goodwill and intangible asset impairment charge for the thirteen weeks ended September 23, 2016, relates to the CLP and Spartan reporting unit trade names/trademarks of $4.3 million that were written-off due to the re-branding of PeopleReady.

(5)
These third-party processing fees are associated with generating the Work Opportunity Tax Credits, which are designed to encourage employers to hire workers from certain targeted groups with higher than average unemployment rates and reduce our income taxes.